Biogentec/Modofood S.p.A.

              Time sheets from December 1, 2003 to January 25, 2004

Date               Attorney
                                     Re Time

December 1-17      GP           Review of various emails from Jorge       2,5
                                Tise; various conference calls with
                                Jorge Tise; research on case brought
                                before Court of Brescia against
                                ModoFood; replies to emails from Jorge
                                Tise


December 19        GP           Review of emails re: questions on         2,5
                                shareholders' liabilities, memorandum on
                                same topic
December 30        GP           Research on Modofood SpA with Companies'  10
                                Register, review of documentation on
                                deal sent by Mr. Radovich, memorandum on
                                search and status of matter
January 12         GP           Review of emails from Mr. Tise, emails    1
                                to Mr. Tise, telephone conference w/Mr.
                                Tise

January 13         GP           Telephone conference w/Mr. Castoldi re:   0,5
                                introduction of Biogentec, email to Mr.
                                Tise, telephone conference w/Mr. Tise


January 16         GP           Meeting w/Mr. Castoldi, review of         4
                                documentation provided by Mr. Castoldi,
                   VB           search on patent registration with        4
                                Italian authorities, conference call
                                w/Mr. Tise re: report on meeting
                                w/Castoldi
January 19         GP           Memorandum on meeting w/Castoldi          2



January 21         GP           Conference calls with Mr. Castoldi re:    1,5
                                information follow up, next steps,
                                conference calls w/Mr. Tise re: report,
                                various emails re. update
Total hours Gianfranco Puopolo ("GP") 24 @ Euro 250/hour = Euro 6,000 Total hours Vicken Bayramian ("VB") 4 @ Euro 200/hour = Euro 800 Total fees = Euro 6,800